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EXHIBIT 11.1 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE



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                                                      Year                Year               Year
                                                      Ended               Ended              Ended
                                                   December 31,        December 31,       December 31,
                                                      1996                1995                1994
                                                   ------------        ------------       ------------
                                                           (In thousands, except per share data)

NET INCOME                                            ($567)             $3,296                ($39)
                                                   ---------           ---------          ----------
                                                   ---------           ---------          ----------

PER SHARE DATA:
Net income per common equivalent share,
 primary                                             ($0.07)              $0.45              ($0.01)
                                                   ---------           ---------          ----------
                                                   ---------           ---------          ----------


Net income per common equivalent share,
 fully diluted                                       ($0.07)              $0.45              ($0.01)
                                                   ---------           ---------          ----------
                                                   ---------           ---------          ----------


WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES:
Primary:
    Weighted average number of common
    shares outstanding                                7,767               7,046               6,390
Common equivalent shares:  (1)
    Warrants                                                                 46
    Options                                                                 216
                                                   ---------           ---------          ----------
                                                      7,767               7,307               6,390
                                                   ---------           ---------          ----------
                                                   ---------           ---------          ----------

Fully diluted:
    Weighted average number of common
    shares outstanding                                7,767               7,046               6,390
Common equivalent shares:  (1)
    Warrants                                                                 57
    Options                                                                 298
                                                   ---------           ---------          ----------
                                                      7,767               7,400               6,390
                                                   ---------           ---------          ----------
                                                   ---------           ---------          ----------

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(1) For the years ended December 31, 1996 and 1994, common equivalent stock options and stock warrants have been excluded in the calculation of net loss per common equivalent share because their inclusion would be anti-dilutive.